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                                                                  EXECUTION COPY
                                                                  --------------

                              AMENDMENT NO. 1 TO
                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment No. 1") is made as of October 30, 1995, by and among Phoenix Shannon p.l.c., an Irish public limited company ("Purchaser"), The J.M. Ney Company, a Delaware corporation ("Seller"), Andersen Group, Inc., a Connecticut corporation ("AGI") and Ney Dental International, Inc., a Delaware corporation ("NDI").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Purchaser, Seller, AGI and NDI are parties to that certain Asset Purchase Agreement dated as of August 10, 1995 (the "Purchase Agreement"); and

     WHEREAS, Purchaser, Seller, AGI and NDI desire to amend the Purchase Agreement in accordance with Section 15.2 thereof.

     NOW THEREFORE, for good and valuable consideration, received by Purchaser, Seller, AGI and NDI to each of their full satisfaction, each of Purchaser, Seller, AGI and NDI hereby covenants and agrees as follows:

1.   Definitions.  Capitalized terms used in this Amendment No. 1 without
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definition shall have the respective meanings assigned to them in the Purchase
Agreement.

2.   Exhibit C.  EXHIBIT C to the Purchase Agreement is hereby deleted in its
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entirety and EXHIBIT C hereto is substituted therefor.

3.   Section 1.1.  Section 1.1 of the Purchase Agreement is amended by adding
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the following Sections 1.1(dv) and 1.1(dw):

     (dv) "AMENDMENT NO. 1" shall mean that certain Amendment No. 1 to Asset Purchase Agreement dated as of October 30, 1995, by and among the Purchaser, the Seller, AGI and NDI.

     (dw) "SHARE DEPOSIT" shall have the meaning ascribed to such term in
     Section 2.7(a) hereof.
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4.   Section 2.7(a).  The introductory paragraph of Section 2.7(a) of the
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Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

     2.7  $100,000 DEPOSIT; DEPOSIT OF SHARES
           INDEMNIFICATION ESCROW AGREEMENT.
           --------------------------------

     (a) Concurrently with the execution and delivery of this Agreement, the Purchaser shall deposit into the interest-bearing account established by AGI (the "Deposit Account") $100,000 in cash (the "Deposit"), by (at the Purchaser's option) certified or cashier's check or wire transfer of immediately available funds. Concurrently with the execution and delivery of Amendment No. 1, the Purchaser and the Seller shall execute and deliver a registration rights agreement in the form of EXHIBIT A to Amendment No.
     1. Within six (6) business days of the execution of Amendment No. 1, the Purchaser shall deposit with the Seller certificates, registered in the name of the Seller, representing 75,000 Phoenix Ordinary Shares (the "Share Deposit"), and the Purchaser shall deliver to the Seller an opinion of the Purchaser's counsel with respect to the Share Deposit in form and substance satisfactory to the Seller and the Seller's counsel. Therefore,

5.   Section 2.7(a)(i).  Section 2.7(a)(i) of the Purchase Agreement is hereby
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deleted in its entirety and the following is substituted therefor:

     (i) In the event that the Closing shall occur, (A) the Deposit, together with all interest earned thereon in the Deposit Account (collectively, the "Deposit Payment"), shall be credited to the Seller at the Closing in partial satisfaction of the portion of the Purchase Price described in
     Section 2.6(a)(i) hereof, and (B) either (1) the Share Deposit shall be credited to the Seller at the Closing in partial satisfaction of the portion of the Purchase Price described in Section 2.6(a)(ii)(A) hereof or
     (2) if the Purchaser elects to make the cash payment described in Section 2.6(a)(ii)(B), the Seller shall Transfer the Share Deposit to the Purchaser upon the Seller's receipt of such cash payment.


6.   Sections 2.7(a)(iii) and 2.7(a)(iv).  Sections 2.7(a)(iii) and 2.7(a)(iv)
     -----------------------------------
of the Purchase Agreement are hereby deleted in their entirety and the following is substituted therefor:

     (iii) If the Seller shall provide a notice in accordance with Section 2.7(a)(ii) above, the Seller after the expiration of the Contest Period (as defined below) shall have the right to retain the Deposit Payment and the Share

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     Deposit if the Purchaser does not contest the Seller's claim as liquidated damages and the sole remedy of AGI, the Seller, NDI and Neyco for the failure of the Purchaser to consummate the transactions contemplated hereby, and none of the Purchaser, its Affiliates or any of their respective Representatives shall have any further liability whatsoever to AGI, the Seller, NDI, Neyco or their respective Affiliates, or the Representatives of any of them; provided, however, that if within 20 days
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     after the Purchaser's receipt of such Seller's notice (the "Contest
     Period") the Purchaser shall contest the Seller's claim that termination of this Agreement was for a reason other than a Good Reason, the Purchaser and the Seller shall promptly undertake in good faith to resolve such dispute. If the Purchaser and the Seller shall resolve such dispute within ten days after the end of the Contest Period, the Seller shall retain the Deposit Payment and the Share Deposit or promptly pay the Deposit Payment to the Purchaser and transfer the Share Deposit to the Purchaser, as the case may be, in accordance with such resolution. If, however, the Purchaser and the Seller shall fail to resolve such dispute within such ten-day period, they shall promptly retain the Arbitrator to determine whether termination was for a Good Reason (in which case the Deposit Payment and the Share Deposit shall promptly be paid or transferred, as applicable, to the Purchaser) or for a reason other than a Good Reason (in which case the Seller shall retain the Deposit Payment and the Share Deposit). The Seller and AGI, on the one hand, and the Purchaser, on the other hand, shall each bear and pay one-half of such Arbitrator's fees and expenses, unless such Arbitrator shall otherwise allocate responsibility therefor.

     (iv) If the Seller shall not provide a notice within the ten-day notice period referred to in Section 2.7(a)(ii) above, the Deposit Payment shall be paid, and the Share Deposit shall be transferred, to the Purchaser promptly thereafter.

7.   Section 4.8(ii).  The last phrase of the third sentence of Section 4.8 of
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the Purchase Agreement is hereby amended by inserting the words "and not in accordance with GAAP" between the word "hereto" and "."

8.   Section 5.4.  Section 5.4 of the Purchase Agreement is hereby deleted in
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its entirety and the following is substituted therefor:

     The Purchaser's Shares (including the Share Deposit) to be issued to the Seller represent authorized but unissued Ordinary Shares of the Purchaser. Upon the delivery of a certificate representing the Purchaser's Shares to the

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     Seller at the Closing pursuant to this Agreement, or a certificate representing the Share Deposit to the Seller upon the execution of Amendment No. 1, as applicable, the Purchaser's Shares (including the Share Deposit) shall have been Transferred to the Seller, free and clear of any Liens of any kind.

9.   Section 11.3.  Section 11.3(c) of the Purchase Agreement is hereby deleted
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in its entirety and the following is substituted therefor:

     (c) any act or omission of the Purchaser, any of its Affiliates or any of the Representatives of any of them after the Closing; and/or

     (d) anything else contained in this Agreement to the contrary notwithstanding, any issuance by the Purchaser or Acquisition Sub of any securities at any time, including without limitation the placement pursuant to Regulation S of certain securities of the Purchaser commenced during July of 1995, and the placement pursuant to Rule 144A of certain securities of the Purchaser which commenced during October and/or November of 1995; and/or

     (e) any aspect of the relationship between the Purchaser, or any of the Purchaser's directors, officers, employees or Affiliates, and any of the Purchaser's or such other Person's potential or actual Representatives, financial advisors or lenders, including without limitation AP&R and CANCAP Investments Limited, whether before or after the Closing, including without limitation with respect to any action or inaction by the Purchaser; and/or

     (f) any recasting or modification of the Financial Statements for any purpose in such a manner that such modified statement(s) is not prepared in accordance with EXHIBIT B, including without limitation to make any Financial Statement comply with GAAP, provided that this Section 11.3(f)
                                           --------
     shall not apply to any Damages to the extent caused by any failure of any Financial Statement to comply with the representations set forth in Section 4.8.

10.  Section 13.1(c).  Section 13.1(c) of the Purchase Agreement is hereby
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deleted in its entirety and the following is substituted therefor:

     (c) by any party hereto, upon prior written notice, if the Closing shall not have occurred on or before November 30, 1995 for any reason other than the failure or refusal of the party or parties seeking to terminate to perform any of its or their obligations hereunder;

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11.  No Claims, Etc.  To the best of each of the parties' knowledge, as of the
     ---------------
date of this Amendment No. 1 no party hereto has any claim (including without limitation any claim for Damages) against any other party hereto with respect to the Purchase Agreement or this Amendment No. 1 or any of the transactions contemplated hereby or thereby.

12.  Effective Date.  Upon the execution and delivery hereof by the parties
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hereto, the modifications described in this Amendment No. 1 shall be effective as of August 10, 1995 for all purposes, as if the Purchase Agreement contained such modifications on such date.

13.  Extent of Modifications.  Except as expressly modified herein, all terms,
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conditions, covenants and agreements contained in the Purchase Agreement are hereby confirmed and ratified and shall continue in full force and effect.

14.  Termination.  This Amendment No. 1 shall terminate and be of no further
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force and effect if Purchaser does not deliver the Share Deposit or the opinion of Purchaser's counsel referred to in Section 4 of this Amendment No. 1 within the six (6) business day period referred to in such Section 4.

15.  Miscellaneous.  (a)  This Amendment No. 1 shall be binding upon and inure
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to the benefit of each of Purchaser, Seller, AGI and NDI and their respective legal representatives, successors and assigns.

     (b) This Amendment No. 1 may not be modified, amended or changed except in accordance with the procedures set forth in Section 15.2 of the Purchase Agreement.

     (c) This Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut as provided in Section
15.6 of the Purchase Agreement.

     (d) The underlined Section headings in this Amendment No. 1 have been inserted herein for convenience of reference only and are not a part of this Amendment No. 1.

     (e) This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.


                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                        PHOENIX SHANNON p.l.c.


                                        By: /s/ Ola Johansson
                                            -------------------------
                                            Ola Johansson
                                            President


                                        By: /s/ Brian Boland
                                            -------------------------
                                            Brian Boland
                                            Operations Director, Vice
                                            President and Chief
                                            Financial Officer


                                        ANDERSEN GROUP, INC.


                                        By: /s/ Francis E. Baker
                                            -------------------------
                                            Name:  Francis E. Baker
                                            Title:  President and Chief
                                                      Executive Officer


                                        THE J.M. NEY COMPANY


                                        By: /s/ Francis E. Baker
                                            -------------------------
                                            Name:  Francis E. Baker
                                            Title:  President


                                        NEY DENTAL INTERNATIONAL, INC.


                                        By: /s/ Bernard F. Travers, III
                                            -------------------------
                                            Name:  Bernard F. Travers, III
                                            Title: Secretary

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